Exhibit 21

Wholly Owned Subsidiaries, Joint Ventures and Partnerships

Wholly Owned Subsidiaries

Name of Company	Where Organized
BOFA Americas Inc.	Staunton, IL, USA
BOFA International Ltd.	Poole, United Kingdom
Donaldson Australasia Pty. Ltd.	Wyong, Australia
Donaldson Belgie, b.v.b.a.	Leuven, Belgium
Donaldson Canada, Inc.	Toronto, Ontario, Canada
Donaldson Chile, Ltd.	Santiago, Chile
Donaldson China Holding Co., Ltd.	Shanghai, China
Donaldson China Trading Co., Ltd.	Wuxi, China
Donaldson Colombia S.A.S.	Bogotá, Colombia
Donaldson Czech Republic s.r.o.	Klasterec nad Ohri, Czech Republic
Donaldson do Brasil Equipamentos Industriais Ltda	Atibaia, São Paulo, Brazil
Donaldson Education Investment Company RF (Pty) Ltd.	Modderfontein, South Africa
Donaldson Europe b.v.	Leuven, Belgium
Donaldson Far East Ltd.	Hong Kong, S.A.R., China
Donaldson Filter Components Ltd.	Hull, United Kingdom
Donaldson Filtration (Asia Pacific) Pte. Ltd.	Changi, Singapore
Donaldson Filtration Deutschland GmbH	Haan, Germany
Donaldson Filtration (GB) Ltd.	Leicester, United Kingdom
Donaldson Filtration Magyarorszag Kft.	Budapest, Hungary
Donaldson Filtration Malaysia Sdn. Bhd.	Selangor Darul Ehsan, Malaysia
Donaldson Filtration Norway a.s.	Moss, Norway
Donaldson Filtration Österreich, GmbH	Vienna, Austria
Donaldson Filtration Slovensko s.r.o.	Bratislava, Slovakia
Donaldson Filtration Sub Saharan Africa (Pty) Ltd.	Modderfontein, South Africa
Donaldson Filtration Systems (Pty) Ltd.	Cape Town, South Africa
Donaldson Filtration Thailand Ltd.	Nonthaburi, Thailand
Donaldson Filtre Sistemleri Ticaret Ltd. Sirketi	Istanbul, Turkey
Donaldson France S.A.S.	Paris, France
Donaldson Ibèrica Soluciones en Filtracion s.l.	Barcelona, Spain
Donaldson India Filter Systems Pvt. Ltd.	New Delhi, India
Donaldson Industrial CR s.r.o.	Kadan, Czech Republic
Donaldson Italia s.r.l.	Ostiglia, Italy
Donaldson Korea Co., Ltd.	Seoul, South Korea
Donaldson Luxembourg S.a.r.l	Luxembourg City, Luxembourg
Donaldson Middle East Filtration System LLC	Abu Dhabi, United Arab Emirates
Donaldson Nederland B.V.	Almere, Netherlands
Donaldson Overseas Holding S.a.r.l.	Luxembourg City, Luxembourg

Donaldson Peru s.a.c.	Lima, Peru
Donaldson Polska Sp. z.o.o.	Warsaw, Poland
Donaldson Scandinavia a.p.s.	Hørsholm, Denmark
Donaldson Schweiz GmbH	Zurich, Switzerland
Donaldson Taiwan Ltd.	Taipei, Taiwan
Donaldson Thailand Ltd.	Rayong, Thailand
Donaldson UK Holding Ltd.	Hull, United Kingdom
Donaldson Wuxi Filters Co., Ltd.	Wuxi, China
Donaldson, S.A. de C.V.	Aguascalientes, Mexico
Donaldson, S.A.S.	Domjean, France
Filtros Partmo S.A.S.	Bogotá, Colombia
Hy-Pro Corporation	Anderson, Indiana
Le Bozec Filtration Systems, S.A.S.	Paris, France
Nippon Donaldson Ltd.	Tachikawa, Tokyo, Japan
P.T. Donaldson Filtration Indonesia	Jakarta, Indonesia
Prestadora de Servicios Aguascalientes S. de R.L. de C.V.	Aguascalientes, Mexico
Shoo 788AA Ltd.	Poole, United Kingdom
Ultrafilter S.A.S.	Vigny, France

Joint Ventures and Partnerships

Name of Company	Where Organized
Advanced Filtration Systems Inc.	Champaign, IL USA
AFSI Europe s.r.o.	Most, Czech Republic
IFIL.USA, L.L.C.	Harrisonville, MO USA
P.T. Panata Jaya Mandiri	Jakarta, Indonesia
Rashed Al-Rashed & Sons - Donaldson Company Ltd.	Dammam, Saudi Arabia